**TERMINATION, ASSIGNMENT
AND ASSUMPTION AGREEMENT**

THIS TERMINATION, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "***Agreement***") is made of 4 June 2012, between and among the following (each a "***Party***" and together the "***Parties***"):

(i) ***Party A***: Beijing Sino Top Scope Technology Co., Ltd. (北京中海通成科技有限责任公司), a limited liability company with its legal address at Suite 101, Door 7, Building 3, Jingshu Dongli, Haidian District, Beijing, People's Republic of China ("***Beijing SinoTop***");

(ii) ***Party B:*** Sinotop Group Limited, a company limited by shares incorporated under the laws of Hong Kong ("***HK Sinotop***");

(iii) ***Party C:*** YOU On Demand (Beijing) Technology Co., Ltd. (优点互动（北京）科技有限公司), a wholly foreign-owned enterprise established and existing under the laws of the People's Republic of China (the "***WFOE***"); and

(iv) ***Party D:*** ZHANG Yan, an individual citizen of the People's Republic of China and the holder of PRC ID Card No. 110108197501152728 (the "***Shareholder***").

RECITALS

This Agreement is entered into with reference to the following facts:

A. Beijing SinoTop is a limited liability company incorporated under the laws of the People's Republic of China owned 100% by the Shareholder.

B. HK Sinotop is a limited liability company incorporated under the laws of Hong Kong owned 100% by LIU Weicheng, the husband of the Shareholder.

C. The WFOE is a wholly foreign-owned enterprise established and existing under the laws of the People's Republic of China, wholly owned by HK Sinotop.

D. Beijing SinoTop, HK Sinotop and the Shareholder are parties to some or all of the VIE Agreements, as defined below.

E. HK Sinotop desires to assign all its rights and obligations under the VIE Agreements to the WFOE, and the WFOE desires to accept and assume the same. Beijing SinoTop and the Shareholder desire to consent to the assignment of all HK Sinotop's rights and obligations under the VIE Agreements to the WFOE and the assumption by the WFOE of the same.

NOW, THEREFORE, in consideration for the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, and through friendly consultation, under the principle of equality and mutual benefits, in accordance with the relevant laws and regulations of the People's Republic of China, the Parties agree as follows:

AGREEMENT

1. ***Definitions.*** For purposes of this Agreement, the following terms will have the meanings set forth below.

   1.1 ***"VIE Agreements"*** means the following, which are attached collectively as Exhibit 1.1:

   (a) Management Services Agreement, dated as of March 9, 2010, by and between Beijing Sino Top Scope Technology Co., Ltd. and Sinotop Group Limited;

   (b) Option Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.;

   (c) Equity Pledge Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.; and

   (d) Voting Rights Proxy Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.

2. ***Assignment and Assumption.*** HK Sinotop hereby permanently and irrevocably assigns to the WFOE all of its rights and obligations under the VIE Agreements, and the WFOE assumes each and every such right and obligation, permanently and irrevocably releasing HK Sinotop from any claim or demand with respect to HK Sinotop's performance thereof. Beijing SinoTop and the Shareholder hereby consent to the assignment to the WFOE of all HK Sinotop's rights and obligations under the VIE Agreements, and specifically agree that each and every obligation of either of them owed to HK Sinotop under the VIE Agreements will, upon the execution of this Agreement, be owed instead to the WFOE.

3. ***Amendment.*** The Parties agree that the term "Fixed Revenue", along with the balance of subparagraph (e) to the definition of "Net Profit" in the Management Services Agreement, dated as of March 9, 2010, by and between Beijing Sino Top Scope Technology Co., Ltd. and Sinotop Group Limited, shall be deleted from that definition.

4. ***Termination and Re-execution.***

   4.1 The Parties hereby agree that the Equity Pledge Agreement, dated as of March 9, 2010, between and among Beijing SinoTop, HK Sinotop and the Shareholder is terminated and of no further force and effect as of the date of this Agreement; and they each fully and irrevocably release each other party thereto from any liability or obligation of any kind with respect thereto. Concurrently with the execution of this Agreement, the WFOE, Beijing SinoTop and the Shareholder are executing and delivering to each other a replacement Equity Pledge Agreement in the form of Exhibit 4.1 (the "***New Equity Pledge***"). As soon as practicable after the execution and delivery of the New Equity Pledge, the parties to the New Equity Pledge will register that pledge with the competent office of the PRC State Administration for Industry and Commerce and/or any other governmental authority necessary to ensure the effectiveness and enforceability of the pledge.

4.2 The Parties hereby agree that the Voting Rights Proxy Agreement, dated as of March 9, 2010, between and among Beijing SinoTop, HK Sinotop and the Shareholder is terminated and of no further force and effect as of the date of this Agreement; and they each fully and irrevocably release each other party thereto from any liability or obligation of any kind with respect thereto. Concurrently with the execution of this Agreement, the WFOE, Beijing SinoTop and the Shareholder are executing and delivering to each other a replacement Voting Rights Proxy Agreement in the form of Exhibit 4.2 and the Shareholder is executing and delivering to the WFOE an undated Power of Attorney from the Shareholder in the form of Exhibit 4.2 (the replacement Voting Rights Proxy Agreement and the undated Power of Attorney are collectively referred to in this Agreement as the "***New Voting Right***").

4.3 At the request of HK Sinotop, each other Party to this Agreement will execute one or more agreements terminating any or all of the other VIE Agreements and will simultaneously execute one or more replacement agreements substantively identical to those which are terminated, except that HK Sinotop will be replaced by the WFOE in each such replacement agreement.

4b. ***Delivery of Equity Transfer Documents***

4b.1 At the request of HK Sinotop, the Shareholder shall update and/or deliver to HK Sinotop the following documents in respect of the transfer of 100% equity interest in Beijing SinoTop from Zhang Yan, the sole existing shareholder of Beijing SinoTop, to nominee(s) designated by HK Sinotop ("***SinoTop BJ Transfer***"),

(i) one original of Application Form of Change of Industry and Commerce Registration (工商登记变更申请表) in respect of SinoTop BJ Transfer; and

(ii) any other related application documents to effect SinoTop BJ Transfer duly executed by the legal representative of Beijing SinoTop and affixed with the company seal of Beijing SinoTop, to the satisfaction of HK Sinotop.

5. ***Dispute Resolution.***

5.1 ***Friendly Consultations.*** Any and all disputes, controversies or claims arising out of or relating to the interpretation or implementation of this Agreement, or the breach hereof or relationships created hereby or any other disputes arising from or relating to this Agreement, will be settled through friendly consultations.

5.2 ***Arbitration.*** If any such dispute is not resolved through friendly consultations within sixty (60) days from the date a Party gives the other Parties written notice of a dispute, then it will be resolved exclusively by arbitration under the auspices of and in accordance with the Arbitration Rules of China International Economic and Trade Arbitration Commission ("***CIETAC***") and will be submitted to CIETAC Beijing Branch. Any arbitration will be heard before three (3) arbitrators, one (1) of whom will be appointed by HK Sinotop, one (1) of whom will be appointed by Beijing SinoTop, and the remaining one (1) arbitrator (chairman of the arbitration tribunal) will be appointed by the Director of CIETAC. Any arbitration will be conducted in both the English and Chinese languages. The arbitration award will be final and binding on both Parties and will not be subject to any appeal, and the Parties agree to be bound thereby and to act accordingly.

5.3 ***Continuation of Agreement.*** It is not necessary for any Party to declare a breach of this Agreement in order to proceed with the dispute resolution process set out in this Section 5.

6. ***Miscellaneous.***

6.1 ***Headings and Gender; Usage.*** The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

6.2 ***Severability.*** Whenever possible each provision and term of this Agreement will be interpreted in a manner to be effective and valid but if any provision or term of this Agreement is held to be prohibited by or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Parties.

6.3 ***Waiver.*** No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

6.4 ***Integration.*** This Agreement supersedes any and all prior discussions and agreements (written or oral) between the Parties with respect to the matters contained herein.

6.5 ***Assignments, Successors, and No Third-Party Rights.*** No Party may assign any of its rights under this Agreement without the prior consent of the other Parties, which will not be unreasonably withheld.

6.6 ***Notices.*** All notices, requests, demands, claims, and other communications under this Agreement will be in writing. Any Party may send any notice, request, demand, claim, or other communication under this Agreement to the intended recipient at the address set forth on the signature page of this Agreement by any means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Refusal by a Party to accept notice that is validly given under this Agreement will be deemed to have been received by such Party upon receipt. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties notice in the manner herein set forth. Any notice, request, demand, claim, or other communication under this Agreement will be addressed to the intended recipient as set forth on the signature page hereto.

6.7 ***Further Assurances.*** Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement, including without limitation the regis-

tration of the Equity Pledge Agreement included among the VIE Agreements or a replacement pledge agreement, as contemplated by Section 4.

6.8 ***Governing Law.*** This Agreement will be construed, and the rights and obligations under this Agreement determined, in accordance with the laws of the PRC, without regard to the principles of conflict of laws thereunder.

6.9 ***Amendment.*** This Agreement may not be amended, altered or modified except by a subsequent written document signed by all Parties.

6.10 ***Language*** This Agreement is executed in English and the English language version is the governing version of this Agreement. Any Chinese translation of this Agreement is for the convenience of the Parties only.

6.11 ***Counterparts.*** This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to the other Party at least one such counterpart, each of the counterparts will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination, Assignment and Assumption Agreement as of the date first above written.

Party A:

Beijing Sino Top Scope Technology Co., Ltd. (*北京中海通成科技有限责任公司*)

By:______________________________

Its: Legal Representative

Address:

Suite 101, Door 7, Building 3,
Jingshu Dongli, Haidian District,
Beijing, People's Republic of China

Party B:

Sinotop Group Limited

By:______________________________

Its: Legal Representative

Address:

Room 606, Fook Cheong Building
63 Hoi Yuen Road, Kwun Tong, Kowloon
Hong Kong, SAR

Party C:

YOU On Demand (Beijing) Technology Co., Ltd. (*优点互动（北京）科技有限公司*)

By:______________________________

Its: Legal Representative

Address:

Suite 2603, 26F, Building A,
No.10 Jintong West Road, Chaoyang District
Beijing, People's Republic of China

Party D:

____

ZHANG Yan

Address:

Suite 101, Door 7, Building 3,
Jingshu Dongli, Haidian District,
Beijing, People's Republic of China

EXHIBIT 1.1

VIE Agreements

(attached)

EXHIBIT 4.1

Equity Pledge Agreement

(attached)

EXHIBIT 4.2

Voting Rights Proxy Agreement and Power of Attorney

(attached)